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                                                                     Exhibit 4.6



                              BLUEGATE CORPORATION

                             SUBSCRIPTION AGREEMENT


Bluegate Corporation
3070 Bristol Street, Suite 450
Costa Mesa, California 92626

Gentlemen:

1. General. Bluegate Corporation, a Delaware corporation (the "Company") is offering for sale 200,000 units (the "Units") at a price of $.50 per Unit. Each Unit consists of one share of the Company's common stock, and one Class A and one Class B redeemable common stock purchase warrant (the "Warrants"). The Units are being offered to the public by the Company on a "best efforts, all or none" basis in accordance with the terms set forth in the prospectus dated ___________, 2001 (the "Prospectus"), a copy of which accompanied this Subscription Agreement.

        The offering commenced on the date of the Prospectus and will end the earlier of the receipt and acceptance of subscriptions for 200,000 Units or 90 days after the date of the Prospectus. The terms of the offering are more fully described in the Prospectus and such terms are incorporated herein in their entirety. Any capitalized term which is used but is not defined herein but which is defined in the Prospectus shall have the same meaning as is ascribed to such term in the Prospectus.

2. Subscription. The undersigned subscriber (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from the Company, subject to the terms and conditions set forth in the Prospectus, the number of Units set forth on the signature page hereof at a purchase price of Fifty Cents ($0.50) per Unit (the "Subscription Price"), payable in lawful money of the United States of America.

3. Payment of Subscription Price. Subscriber shall promptly deposit with __________ as Escrow Agent (the "Escrow Agent"), by check or wire transfer payment, the aggregate Subscription Price for the Units subscribed for hereunder. In the event the subscription is rejected or reduced, any portion of the aggregate Subscription Price so deposited which is not to be applied to the purchase of Units will be promptly refunded. Funds representing the Subscription Price will be deposited into an escrow account (the "Escrow Account") maintained by the Escrow Agent. The funds held in the Escrow Account shall be released and delivered at the times and upon the terms and conditions described in the Prospectus.

4. Deposit of Securities. After subscriptions for 200,000 Units have been received and accepted by the Company and subscription funds in the aggregate amount of $100,000 have been deposited into the Escrow Account, the Company shall deposit into the Escrow Account a stock certificate and warrant certificates issued in Subscriber's name for the total number of Units purchased by Subscriber hereunder. The certificates held in the Escrow Account shall be

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released and delivered at the times and upon the terms and conditions described in the Prospectus.

5. Acceptance of Subscription. Subscriber understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by Subscriber of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to Subscriber an executed copy of this Subscription Agreement. If this subscription is rejected in whole, all funds received from Subscriber will be returned without interest and without penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall continue in full force and effect to the extent this subscription was accepted.

6. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company that:

        (a) Subscriber has received and carefully reviewed a copy of the Prospectus; understands and has evaluated the risks of a purchase of the Units, including the risks set forth in the Prospectus under "Risk Factors;" and understands that because the Company is a blank check company, the offering of Units is subject to and is being conducted in accordance with the requirements of Rule 419 of the Securities Act of 1993, as set forth in the Prospectus under "Offering Subject to Rule 419 of the Securities Act" and "Plan of Distribution."

        (b) Subscriber understands that Rule 419 requires that the funds representing the Subscription Price and the certificates representing the Units purchased by Subscriber hereunder will be deposited and held in the Escrow Account and shall be released only at the times and upon the terms and conditions described in the Prospectus; that Subscriber will not have access to the escrowed funds or escrowed securities during an escrow period that may extend for up to 18 months after the date of the Prospectus; that during the escrow period, Subscriber will not have the right to transfer the escrowed securities except by will or pursuant to the laws of intestacy, a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title I of the Employee Retirement Income Security Act ("ERISA"); and that if Subscriber exercises the Warrants during the escrow period, the exercise price paid and the shares purchased will be deposited and held in the Escrow Account, Subscriber will not have access to the escrowed funds or warrant shares during the escrow period nor will Subscriber have the right to transfer the warrant shares during the escrow period except as described in the preceding clause, and the funds representing the exercise price and the certificates representing the warrant shares shall be released only at the times and upon the terms and conditions described in the Prospectus.

        (c) Subscriber is not a resident of the United States or one of its possessions or territories; Subscriber is not acquiring the Units for the account or benefit of any person who is a resident of the United States or one of its possessions or territories; and Subscriber is a resident of the jurisdiction indicated below (the "International Jurisdiction"):


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[Check as applicable]

        [ ] (i) Subscriber is a natural person and is a resident of _______; or

        [ ] (ii) Subscriber is a corporation or partnership which (A) was organized or incorporated under the laws of ___________; (B) was not formed by a resident of the United States or one of its possessions or territories; (C) has no agency or branch located in the United States; and (D) is not acquiring the Units for the account or benefit of any person who is a resident of the United States or one of its possessions or territories.

        (d) Subscriber is aware of, or has been independently advised with respect to, the applicable securities laws of the International Jurisdiction, if any, which would pertain to this subscription.

        (e) Subscriber is purchasing the Units pursuant to exemptions from the prospectus and/or registration requirements under the applicable securities laws of the International Jurisdiction, or Subscriber is permitted to purchase the Units under the applicable securities laws of the International Jurisdiction without the need to rely on any such exemptions.

        (f) The applicable securities laws of the International Jurisdiction, if any, do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority in the International Jurisdiction.

        (g) Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which confirms the matters referred to in subparagraphs (d) and (e) above to the reasonable satisfaction of the Company.

7. Representations and Warranties of the Company. The Company hereby represents and warrants to Subscriber that:

        (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

        (b) The Company has full corporate power and authority to enter into this Agreement. This Subscription Agreement has been duly authorized and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company.

8. The Escrow Account. ______________ (the "Escrow Agent") has established and agreed to maintain, at the Company's expense, an escrow account (the "Escrow Account") pursuant to that certain Escrow Agreement dated ____________, 2001 (the "Escrow Agreement"). A copy of the Escrow Agreement is on file at the offices of the Escrow Agent.




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9.      Miscellaneous.

        (a) Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the Company at its principal executive office or to Subscriber at the address set forth on the signature page below (or to such other address as the party shall have furnished in writing in accordance with the provisions hereof).

        (b) This Subscription Agreement may be amended only by a writing executed by all parties.

        (c) This Subscription Agreement is not transferable or assignable by Subscriber.

        (d) All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties hereto may require.

        (e) This Subscription Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        (f) Delivery of an executed counterpart of this Subscription Agreement by telefacsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Subscription Agreement by telefacsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver an executed hard copy shall not affect the validity, enforceability and binding effect of this Subscription Agreement.

        (g) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

        (h) This Subscription Agreement does not constitute an offer to sell or a solicitation of any offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.


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                       ALTERNATIVE SIGNATURE PAGES FOLLOW


        Subscriber should complete and sign one of the following signature pages. One signature page is for use by individuals and the other is for use by entities (e.g., corporation or partnership).



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                              Bluegate Corporation

           Offering of Units Consisting of Shares of Common Stock and Class A and Class B Redeemable Common Stock Purchase Warrants

                  (Signature Page for Subscription by Entities)


Number of Units subscribed for: ______________

Aggregate Subscription Price for Units subscribed for:  $________

(Please print or type all information exactly as you wish it to appear on the Company's records)

------------------------------------------------------------------------
Name of Subscriber

------------------------------------------------------------------------
Principal Office Address

------------------------------------------------------------------------
Mailing Address (if different from above)

------------------------------------------------------------------------
Telephone:                 (Business)                     (Facsimile)

The undersigned signatory certifies that he or she has full power and authority to execute this Subscription Agreement on behalf of Subscriber and that the purchase of Units has been duly authorized and is not prohibited by the governing instrument of Subscriber.

DATED:  ____________, 2001               -------------------------------------
                                         Name of Subscriber

                                         By:
                                         -------------------------------------
                                                     (signature)


                                         -------------------------------------
                                         (printed name and title of signatory)

ACCEPTED BY:

Bluegate Corporation

By:                                            Dated:  ________________, 2001
   ------------------------------

Title: --------------------------



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                              Bluegate Corporation

           Offering of Units Consisting of Shares of Common Stock and Class A and Class B Redeemable Common Stock Purchase Warrants

                (Signature Page for Subscription by Individuals)


Number of Units subscribed for: _________

Aggregate Subscription Price for Units subscribed for:  $_________

(Please print or type all information exactly as you wish it to appear on the Company's records)

------------------------------------------------------------------------
Name(s) of Subscriber(s)

------------------------------------------------------------------------
Residence Address

------------------------------------------------------------------------
Mailing Address (if different from above)

------------------------------------------------------------------------
Telephone:     (Business)         (Facsimile)              (Residential)


DATED:  ____________, 2001


--------------------------------------------------
             (Signature of Subscriber)


--------------------------------------------------
             (Signature of Subscriber)


ACCEPTED BY:

Bluegate Corporation

By:                                            Dated:  ________________, 2001
   ------------------------------

Title: --------------------------


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